Exhibit 99.4

RAMACO RESOURCES, INC. PRICES HEDGING TRANSACTION TO PLACE BORROWED

CLASS A COMMON STOCK IN CONNECTION WITH CONVERTIBLE NOTES OFFERING

Company Release – November 5, 2025

LEXINGTON, KY – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco” or the “Company”) announced today, in a separate press release, the pricing of its previously announced underwritten public offering of $300,000,000 aggregate principal amount of 0% convertible senior notes due 2031 (the “notes”), for total net proceeds of approximately $290.9 million, plus up to an additional $45,000,000 aggregate principal amount of notes that the underwriters of the notes offering have the option to purchase from Ramaco solely to cover over-allotments. No new shares of Ramaco’s Class A common stock, par value $0.01 per share (“Class A common stock”), will be issued, and Ramaco will not receive any proceeds from the concurrent delta offering.

Concurrently with the offering of the notes, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, acting on behalf of themselves and/or their affiliates (in such capacity, the “delta offering underwriters”), intend to offer, in a separate, underwritten public offering, shares of Class A common stock borrowed from non-affiliate third parties (the “concurrent delta offering”), to facilitate hedging transactions by some of the purchasers of the notes. The delta offering underwriters will initially offer the shares of Class A common stock to the public at a price of $24.25 per share and subsequently offer the shares of Class A common stock for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. The concurrent delta offering is scheduled to settle on November 7, 2025, subject to customary closing conditions. The concurrent delta offering and the offering of the notes are contingent upon one another.

Ramaco has filed a shelf registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) which became effective automatically upon filing. The concurrent delta offering is being made only by means of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement with an accompanying prospectus to which this communication relates has been filed with the SEC. Before you invest, you should read the preliminary prospectus supplement, the prospectus supplement, the accompanying prospectus and other documents that Ramaco has filed with the SEC for more complete information about Ramaco and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement and the accompanying prospectus may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. News and additional information about Ramaco, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the completion of the offering referred to herein, the completion of the concurrent offering of the notes, and the other risks discussed in Part I, Item 1A. “Risk Factors” in Ramaco’s Annual Report on Form 10-K for the year ended December 31, 2024, and the risks discussed in Part II, Item 1A. “Risk Factors” in Ramaco’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. These forward-looking statements represent Ramaco’s expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth elements and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

SOURCE Ramaco Resources, Inc.